UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/26/2016

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-04887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

On April 26, 2016, UMB Financial Corporation (the “Company”) issued a press release announcing that the Board of Directors declared a regular quarterly dividend of $0.245 per share payable on July 1, 2016 to shareholders of record on June 10, 2016. The press release is attached as Exhibit 99.1 and the information is hereby incorporated herein by reference.

The April 26, 2016 press release that is attached as Exhibit 99.1 also announced that the Board of Directors has authorized the repurchase of up to two million shares of the Company’s common stock from time to time until the meeting of the Board of Directors that immediately follows the 2017 annual meeting of the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release announcing dividend and share repurchase authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman and Acting Chief Financial Officer

Date: April 26, 2016